Exhibit 99.2

Murphy Oil Corporation
Unaudited Pro Forma Consolidated Financial Statements

On August 30, 2013, Murphy Oil Corporation (Murphy) completed the separation of its U.S. downstream business by distributing 100% of the shares of Murphy USA Inc. (MUSA) to its shareholders. On August 30, 2013, Murphy's shareholders of record as of the close of business on August 21, 2013 (the "Record Date") received one common share of MUSA for every four common shares of Murphy held as of the Record Date.

The unaudited pro forma consolidated financial statements of Murphy presented in this Exhibit were derived from our historical consolidated financial statements and are being presented to give effect to the separation of MUSA. Beginning with Murphy's financial statements for the period ending and as of September 30, 2013, the U.S. downstream operating results will be reported as discontinued operations. The unaudited pro forma condensed consolidated balance sheet assumes the separation of MUSA occurred on June 30, 2013. The unaudited pro forma condensed consolidated statements of income are presented as if the separation of our U.S. downstream business occurred on January 1, 2012. The following unaudited pro forma condensed consolidated financial statements should be read in conjunction with our historical financial statements and accompanying notes.

The pro forma adjustments are based on available information and assumptions management believes are factually supportable and for income statement purposes are recurring in nature. The pro forma adjustments to reflect the separation of MUSA include:

–	Reclassifications of accounts payable to MUSA previously eliminated in consolidation as third-party accounts payable
–	A one-time distribution from MUSA to Murphy of $650 million in connection with the separation
–	An adjustment to reclassify the remaining deferred tax balance after the spin-off of MUSA on the balance sheet.

Murphy's unaudited pro forma condensed consolidated statements of income do not include adjustments for all of the costs of operating MUSA after the separation since they are not factually supportable and recurring. The costs of effecting the separation of MUSA are reflected in the Pro Forma column in the pro forma condensed consolidated statements of income for the applicable periods that these costs were incurred.

The unaudited pro forma condensed consolidated financial statements are for illustrative purposes only, and do not reflect what our financial position and results of operations would have been had the separation occurred on the dates indicated and these statements are not indicative of our future financial position and future results of operations.

MURPHY OIL CORPORATION AND CONSOLIDATED SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
SIX MONTHS ENDED JUNE 30, 2013

		Separation	Pro Forma
(Thousands of dollars except per share amounts)	Historical	of MUSA	Adjustments	Pro Forma
Revenues
Sales and other operating revenues	$13,849,452	(8,477,755)		5,371,697
Gain (loss) on sale of assets	(278)	(8)		(286)
Interest and other income	8,622	–		8,622
Total revenues	13,857,796	(8,477,763)		5,380,033

Costs and Expenses
Crude oil and product purchases	10,452,171	(7,872,186)		2,579,985
Operating expenses	1,125,244	(345,538)		779,706
Exploration expenses, including undeveloped
lease amortization	197,265	–		197,265
Selling and general expenses	225,009	(46,003)		179,006
Depreciation, depletion and amortization	806,042	(38,107)		767,935
Impairment of properties	21,587	–		21,587
Accretion of asset retirement obligations	24,404	(547)		23,857
Interest expense	56,621	–		56,621
Interest capitalized	(27,866)	–		(27,866)
Total costs and expenses	12,880,477	(8,302,381)		4,578,096

Income from continuing operations before income taxes	977,319	(175,382)		801,937
Income tax expense	437,221	(68,089)		369,132
Income from continuing operations	540,098	(107,293)		432,805
Income from discontinued operations, net of income taxes	223,145	–		223,145
Net Income	$763,243	(107,293)	–	655,950

Income per Common Share – Basic
Income from continuing operations	$2.85			2.28
Income from discontinued operations	1.17			1.18
Net Income – Basic	$4.02			3.46

Income per Common Share – Diluted
Income from continuing operations	$2.83			2.27
Income from discontinued operations	1.17			1.17
Net Income – Diluted	$4.00			3.44

Average Common shares outstanding – basic	189,753,673			189,753,673
Average Common shares outstanding – diluted	190,702,248			190,702,248

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

MURPHY OIL CORPORATION AND CONSOLIDATED SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
YEAR ENDED DECEMBER 31, 2012

		Separation	Pro Forma
(Thousands of dollars except per share amounts)	Historical	of MUSA	Adjustments	Pro Forma
Revenues
Sales and other operating revenues	$28,616,331	(17,724,393)		10,891,938
Loss on sale of assets	(1,258)	1,005		(253)
Interest and other income	10,973	–		10,973
Total revenues	28,626,046	(17,723,388)		10,902,658
Costs and Expenses
Crude oil and product purchases	22,449,306	(16,595,123)		5,854,183
Operating expenses	2,127,503	(727,740)		1,399,763
Exploration expenses, including undeveloped
lease amortization	380,924	–		380,924
Selling and general expenses	354,493	(85,269)		269,224
Depreciation, depletion and amortization	1,375,577	(75,235)		1,300,342
Impairment of properties	260,988	(60,988)		200,000
Accretion of asset retirement obligations	39,341	(980)		38,361
Interest expense	54,105	–		54,105
Interest capitalized	(39,173)	–		(39,173)
Total costs and expenses	27,003,064	(17,545,335)		9,457,729
Income from continuing operations before income taxes	1,622,982	(178,053)		1,444,929
Income tax expense	658,936	(72,666)		586,270
Income from continuing operations	964,046	(105,387)		858,659
Income from discontinued operations, net of income taxes	6,830	18,082		24,912
Net Income	$970,876	(87,305)	–	883,571
Income per Common Share – Basic
Income from continuing operations	$4.97			4.43
Income from discontinued operations	0.04			0.13
Net Income – Basic	$5.01			4.56
Income per Common Share – Diluted
Income from continuing operations	$4.95			4.41
Income from discontinued operations	0.04			0.13
Net Income – Diluted	$4.99			4.54
Average Common shares outstanding – basic	193,902,335			193,902,335
Average Common shares outstanding – diluted	194,668,737			194,668,737

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

MURPHY OIL CORPORATION AND CONSOLIDATED SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS
JUNE 30, 2013

		Separation	Pro Forma
(Thousands of dollars)	Historical	of MUSA	Adjustments		Pro Forma

ASSETS
Current assets
Cash and cash equivalents	$974,426	(59,658)	650,000	(a)	1,564,768
Canadian government securities with maturities
greater than 90 days at the date of acquisition	129,884	–	–		129,884
Accounts receivable, less allowance for doubtful
accounts	2,083,309	(393,575)	–		1,689,734
Inventories, at lower of cost or market
Crude oil	186,629	(27,880)	–		158,749
Finished products	264,947	(164,313)	–		100,634
Materials and supplies	307,686	(5,491)	–		302,195
Prepaid expenses	404,255	(21,037)	–		383,218
Deferred income taxes	64,577	–	11,879	(b)	76,456
Total current assets	4,415,713	(671,954)	661,879		4,405,638

Property, plant and equipment, at cost, less accumulated
depreciation, depletion and amortization	14,233,376	(1,234,527)	–		12,998,849
Goodwill	40,652	–	–		40,652
Deferred charges and other assets	135,234	(413)	–		134,821

Total assets	$18,824,975	(1,906,894)	661,879		17,579,960

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current maturities of long-term debt	$17,575	(47)	–		17,528
Accounts payable and accrued liabilities	3,341,504	(588,630)	67,673	(c)	2,820,547
Income taxes payable	393,228	(20,541)	–		372,687
Deferred income taxes	–	(11,879)	11,879	(b)	–
Total current liabilities	3,752,307	(621,097)	79,552		3,210,762

Long-term debt	3,046,062	(1,100)	–		3,044,962
Deferred income taxes	1,557,744	(122,803)	–		1,434,941
Asset retirement obligations	819,970	(16,388)	–		803,582
Deferred credits and other liabilities	514,720	(17,656)	–		497,064

Stockholders’ equity
Cumulative Preferred Stock, par $100, authorized 400,000
shares none issued	–	–	–		–
Common Stock, par $1.00, authorized 450,000,000
shares, issued 194,770,551 shares	194,771	–	–		194,771
Capital in excess of par value	881,617	–	–		881,617
Retained earnings	8,361,256	(1,127,850)	582,327	(d)	7,815,733
Accumulated other comprehensive income	182,133	–	–		182,133
Treasury stock, 7,881,548 shares of
Common Stock, at cost	(485,605)	–	–		(485,605)
Total stockholders’ equity	9,134,172	(1,127,850)	582,327		8,588,649

Total liabilities and stockholders’ equity	$18,824,975	(1,906,894)	661,879		17,579,960

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(a)
Immediately prior to the separation, Murphy USA, Inc. (MUSA) distributed cash of $650 million to Murphy Oil Corporation. Murphy Oil used a portion of this distribution to pay down debt in August 2013, but the dividend is reflected herein as an increase to cash balance.

(b)	Represents the adjustment to reclassify the remaining deferred tax balance after the spin-off of MUSA on the balance sheet.

(c)	Represents the adjustment to reflect previously recorded accounts payable to MUSA of $67.7 million and previously eliminated in consolidation as third-party accounts payable.

(d)	Stockholders’ equity was adjusted as a result of adjustments (a) and (c).

(e)
Separation costs incurred related to the separation of MUSA have not been included as pro forma adjustments in the pro forma condensed consolidated financial statements. Separation costs incurred were $5.6 million for the six months ended June 30, 2013 and $3.0 million for the year ended December 31, 2012. These costs primarily included legal, accounting and information systems costs.

(f)	Additional costs approximately $17.0 million are expected to be incurred by the Company in connection with the MUSA spin-off. These projected costs are as follows (in millions of dollars):

Banker fees	$13.0
Legal and accounting	2.0
Other	2.0
$17.0

These projected costs have not been included in the pro forma condensed consolidated financial statements.